UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 13, 2006 (June 8, 2006)

AMICAS, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-25311	59-2248411
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Guest Street, Boston, MA	02135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 617-779-7878

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
SIGNATURE

ITEM 1.01      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
2006 Stock Incentive Plan
     On June 8, 2006, AMICAS, Inc. (the “Company”) held its 2006 Annual Meeting of Stockholders, where the Company’s stockholders approved the Company’s 2006 Stock Incentive Plan (the “2006 Plan”). The 2006 Plan had been approved by the Company’s Board of Directors on March 17, 2006, subject to stockholder approval, and provides for the grant of up to 8,000,000 shares of the Company’s common stock (subject to adjustment in the event of stock splits or other similar events) as incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards. The 2006 Plan replaces the Company’s 1996 Stock Option Plan (the “1996 Plan”) and the Company’s 2000 Broad-Based Stock Plan (the “2000 Plan”). As a result, effective as of June 8, 2006, the Company will grant no further stock options, restricted stock or other awards under the Company’s 1996 Plan or the Company’s 2000 Plan.
     The full text of the 2006 Plan was filed with the Securities and Exchange Commission on April 24, 2006 as Exhibit A to the Company’s Definitive Proxy Statement for its 2006 Annual Meeting of Stockholders and is incorporated herein by reference.
     Some key features of the 2006 Plan are summarized below. The following summary is qualified in its entirety by, and should be read in conjunction with, the 2006 Plan.
Types of Awards
     The 2006 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards as described below (collectively, “Awards”).
     Incentive Stock Options and Nonqualified Stock Option. Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may not be granted at an exercise price which may be less than the fair market value of the common stock on the date of grant. Options may not be granted for a term in excess of ten years. The Plan provides that unless such action is approved by the Company’s stockholders: (i) no outstanding option granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding option (other than adjustments pursuant to Section 10 of the Plan) and (ii) the Board may not cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefore new Awards under the Plan covering the same or a different number of shares of common stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option. In addition, no option granted under the Plan shall contain any provision entitling the optionee to the automatic grant of additional options in connection with any exercise of the original option.

     Stock Appreciation Rights. A Stock Appreciation Right, or SAR, is an award entitling the holder, upon exercise, to receive an amount in common stock or cash or a combination thereof determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock. SARs may be granted independently or in tandem with an option.
     Restricted Stock Awards. Restricted Stock Awards entitle recipients to acquire shares of common stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.
     Restricted Stock Unit Awards. Restricted Stock Unit Awards entitle the recipient to receive shares of common stock to be delivered at the time such shares vest pursuant to the terms and conditions established by the Board of Directors.
     Other Stock-Based Awards. Under the 2006 Plan, the Board of Directors has the right to grant other Awards based upon the common stock having such terms and conditions as the Board of Directors may determine, including the grant of shares based upon certain conditions, the grant of Awards that are valued in whole or in part by reference to, or otherwise based on, shares of common stock, and the grant of Awards entitling recipients to receive shares of common stock to be delivered in the future.
     Performance Conditions. The Compensation Committee may determine, at the time of grant, that a Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award granted to an officer will vest solely upon the achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Code. Performance Awards can also provide for cash payments of up to $500,000 per calendar year per individual. The performance criteria for each such Award will be based on one or more of the following measures: (a) net income, (b) earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, (c) operating profit before or after discontinued operations and/or taxes, (d) sales, (e) sales growth, (f) earnings growth, (g) cash flow or cash position, (h) gross margins, (i) stock price, (j) market share, (k) return on sales, assets, equity or investment, (l) improvement of financial ratings, (m) achievement of balance sheet or income statement objectives or (n) total shareholder return. These performance measures may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance goals: (i) may vary by Participant (defined as each person who receives an Award under the 2006 Plan) and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Compensation Committee; and (iii) will be set by the Compensation Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m).

Transferability of Awards
     Except as the Board of Directors may otherwise determine or provide in an Award, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the Participant, Awards are exercisable only by the Participant.
Eligibility to Receive Awards
     Employees, officers, directors, consultants and advisors of the Company and its subsidiaries and of other business ventures in which the Company has a controlling interest are eligible to be granted Awards under the 2006 Plan. Under present law, however, incentive stock options may only be granted to employees of the Company and its subsidiaries.
     The maximum number of shares with respect to which Awards may be granted to any Participant under the 2006 Plan may not exceed 2,000,000 shares per calendar year. In addition, the maximum number of shares with respect to which awards may be granted to directors who are not employees of the Company at the time of grant is 50,000.
Administration
     The 2006 Plan is administered by the Board of Directors. The Board of Directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2006 Plan and to interpret the provisions of the 2006 Plan. Pursuant to the terms of the 2006 Plan, the Board of Directors may delegate authority under the 2006 Plan to one or more committees or subcommittees of the Board of Directors and, in certain limited circumstances, to certain officers. The Compensation Committee charter delegates to the Compensation Committee the authority to grant options to executive officers.
     Subject to any applicable limitations contained in the 2006 Plan, the Board of Directors, the Compensation Committee, or any other committee to whom the Board of Directors delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of common stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options (which may not be less than 100% of fair market value of the common stock), (iii) the duration of options (which may not exceed 10 years), and (iv) the number of shares of common stock subject to any SAR, restricted stock award, restricted stock unit award or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.
     The 2006 Plan contains provisions addressing the consequences of any Reorganization Event, which is defined as (a) any merger or consolidation of the Company with or into another entity as a result of which all of the common stock of the Company is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled or (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company. In connection with a Reorganization Event, the Board of Directors will take any one or more of the following actions as to all or any outstanding Awards on such terms as the Board determines: (i) provide that Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice, provide that all unexercised Options or other unexercised Awards will become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised within a specified period following the date of such notice, (iii) provide that outstanding Awards will become realizable or deliverable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of common stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to an Award holder equal to (A) the Acquisition Price times the number of shares of common stock subject to the holder’s Awards (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all the holder’s outstanding Awards, in exchange for the termination of such Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (vi) any combination of the foregoing.
     The Board of Directors may at any time provide that any Award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.
     If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of common stock covered by such Award will again be available for grant under the 2006 Plan, subject, however, in the case of incentive stock options, to any limitations under the Code.
Amendment or Termination
     No Award may be made under the 2006 Plan after June 2016 but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 2006 Plan, provided that, to the extent determined by the Board, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement will become effective until such stockholder approval is obtained.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMICAS, INC.
By:	/s/ Stephen Hicks
	Name:	Stephen Hicks
	Title:	Vice President and General Counsel

Date: June 13, 2006